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                                                               Exhibit No. 10(b)

                       CONSENT OF DUFF & PHELPS RATING CO.



We consent to the references to our firm and our rating of Mitchell Hutchins LIR Select Money Fund in the statement of additional information for that fund filed as part of this post-effective amendment to the registration statement of Mitchell Hutchins LIR Money Series (SEC File No. 333-52965).





                                           /s/ Daryl R. Leehaug
                                           -------------------------------------
                                           DUFF & PHELPS CREDIT RATING CO.

August 24, 1999
Chicago, Illinois